LEASE AGREEMENT BETWEEN

EPC-CW15, LLC,

a Texas limited liability company,

AS LANDLORD, AND

MASTECH DIGITAL, INC.,
a Pennsylvania corporation,

AS TENANT

EFFECTIVE DATE: MARCH 5, 2026

PROJECT: 3300 OLYMPUS BOULEVARD

DALLAS, TEXAS

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION) Page i
Billingsley Office Lease Form 2025.12

BASIC LEASE INFORMATION

Effective Date:	As listed on the cover page
Landlord:	As listed on the cover page
Tenant:	As listed on the cover page
Tenant's Organizational Identification Number:	3815502, as assigned by the Pennsylvania Secretary of State
Premises:

Suite No. 560, containing 5,895 rentable square feet, in the office building whose street address is 3300 Olympus Boulevard, Dallas, Texas 75019 (the "Building"). The Premises is diagonally hatched on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the "Land") is described on Exhibit B. The term "Project" shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.

Term:

The period beginning on the Commencement Date and ending at 11:59 p.m. local time on the last day of the 60th full calendar month following the Abatement Period, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:

The earliest of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, (b) the date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto), (c) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto), or (d) July 1, 2026.

Estimated Delivery Date:	August 24, 2026
Abatement Period:	The first 152 days (i.e., the equivalent of five full calendar months) after (and including) the Commencement Date.
Basic Rent:	Basic Rent shall be the following amounts for the following periods of time:
	Lease Month	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
	Abatement Period	Abated	Abated
	1 - 12	$37.00	$18,176.25
	13 - 24	$38.02	$18,677.33
	25 - 36	$39.07	$19,193.14
	37 - 48	$40.14	$19,718.78
	49 - 60	$41.24	$20,259.15

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 1

As used herein, the term "Lease Month" means each calendar month beginning on the first day after the end of the Abatement Period (and if the first Lease Month does not begin on the first day of a calendar month, the first Lease Month shall include the balance of such partial month and also include the entirety of the first full calendar month thereafter for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Security Deposit:	$26,031.34.
Rent:	Basic Rent, Tenant's Proportionate Share of Electrical Costs, Tenant's share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Payment of first month's Rent:	At Lease execution.
Permitted Use:	General office use.
Tenant's Proportionate Share:

1.9440%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 303,248 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them.

Building Business Hours:	7:00 a.m. to 6:00 p.m. on weekdays (other than Building Holidays)
Initial Liability Insurance Amount:	$3,000,000 per occurrence
Comparable Buildings:	Class A Suburban office buildings in the Las Colinas / Irving area
Tenant's Address:	Mastech Digital, Inc. 1305 Cherrington Parkway Building 210, Suite 400 Moon Township, Pennsylvania 15108 Attention: Legal Department Telephone: 412-787-2100 e-mail: jennifer.lacey@mastechdigital.com
Landlord's Address:

For all Notices:

Billingsley Property Services II, Inc.
1722 Routh Street, Suite 770
Dallas, Texas 75201
Attention: Lease Administration, Office
Telephone: 214-270-1000
e-mail: officeleaseadmin@billingsleyco.com

With a copy to: Billingsley Property Services II, Inc. 1722 Routh Street, Suite 770 Dallas, Texas 75201 Attention: Legal Department Telephone: 214-270-1000 e-mail: officeleaseadmin@billingsleyco.com
Tenant's Insurance / Risk Management Contact:	Mabel Kime e-mail: mabel.kime@mastechdigital.com

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 2

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 3

LEASE

This Lease Agreement (this "Lease") is entered into as of the Effective Date between Landlord and Tenant (each as defined in the Basic Lease Information).

1.
Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") attached at the front of this Lease are incorporated herein by reference. Additionally, the following terms shall have the following meanings when used in this Lease: "Affiliate" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "Building's Structure" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "Building's Systems" means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems (excluding such systems that exclusively serve the Premises); "including" means including, without limitation; "Laws" means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting this Lease or the Project, and "Law" means any of the foregoing; "Leasing Costs" means all costs incurred and inducements offered by Landlord in leasing the Premises to Tenant (including, without limitation, commissions, abated Rent, abated parking charges, tenant improvement allowances, costs incurred to prepare the Premises for Tenant); "Tenant's Off-Premises Equipment" means any of Tenant's equipment or other property that may be located on or about the Project (other than inside the Premises); and "Tenant Party" means any of the following: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests, invitees, and pets or service animals.
2.
Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.
3.
Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about the Estimated Delivery Date identified in the Basic Lease Information. If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent, Additional Rent, and Electrical Costs (each as defined herein).
4.
Rent.
(a)
Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by ACH, electronic wire transfer, or through Landlord's payment portal (if any and as designated by Landlord) or as otherwise specified by Landlord. The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first payment of Rent shall be due on the date indicated in the Basic Lease Information. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.
(b)
Operating Costs; Taxes; Electrical Costs.
(1)
Tenant shall pay to Landlord (per each rentable square foot in the Premises) ("Additional Rent") the Operating Costs (defined below) incurred. Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 4

amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.
(2)
The term "Operating Costs" means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord's reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except Electrical Costs and the cost of other utilities reimbursable to Landlord by the Project's tenants other than pursuant to a provision similar to this Section 4(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Building; (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance); (I) a management fee not to exceed four percent of the Rent for the Building; (J) contributions towards shared Complex expenses, as allocated to the Project by an association or other governing body administering such expenses, and (K) Taxes. If the Building is part of a multi-building office complex (the "Complex"), Operating Costs and Electrical Costs for the Complex may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.

Notwithstanding the foregoing or any other provision of this Lease to the contrary, however, Operating Costs shall not include costs for (i) capital improvements, repairs and other capital items, other than capital improvements to the Project which are described in Section 4(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) federal income taxes imposed on or measured by the net income of Landlord from the operation of the Project, or any taxes not included within Taxes pursuant to this Lease; (ix) the costs of special services rendered to tenants (including Tenant) for which a special or separate charge is made or which are for the benefit of a specific tenant (including Tenant) but not all tenants of the Building; (x) costs associated with the operation of the business or legal entity that constitutes the Landlord, as the same are distinguished from the costs of Project operations, including, but not limited to, general overhead and administrative expenses, costs of accounting and legal matters, and costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project; (xi) wages, salaries, fees and fringe benefits of any employee who does not devote substantially all of his/her employed time to the Building, unless such wages and benefits are pro-rated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building; (xii) other than the management fee (which is capped as provided above) overhead and profit increment paid to Landlord or to Affiliates of Landlord, and costs, for goods and/or services to the Project to the extent that the costs of such goods and/or services exceeds the costs that would have been paid had the goods and/or services been provided by unaffiliated third parties on a competitive basis; (xiii) costs incurred by Landlord in order to comply with the requirements for obtaining or renewing a certificate of occupancy for the Project or any space therein; (xiv) cash or other consideration paid by Landlord in lieu of the tenant improvement work or alterations; (xv) marketing and leasing costs, including, without limitation, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Tenant or prospective tenants or other occupants of the Project; (xvi) advertising and promotional expenditures; (xvii) rental "takeover expenses" or other obligations that Landlord pays or assumes in connection with the leasing of space in the Project, including, but not limited to, any expenses incurred by Landlord with

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 5

respect to space located in a building other than the Building; (xviii) inducement or "sign-up" payments paid to tenants for signing new leases for space at the Project, or for the exercise of options under existing leases; (xix) costs arising from the presence of Hazardous Materials and hazardous substances in, on or about the Project not placed, released or stored there by Tenant or any Tenant Party; (xx) costs arising due to any disputes between Landlord and its employees, Project management, or with any tenant; (xxi) costs incurred to provide services and utilities and taxes attributable to the operation of retail and restaurant operations in the Project; (xxii) rentals and other expenses for any management or leasing offices, other than rentals for the on-site Building management office or a single consolidated management or leasing office for the Complex; (xxiii) costs incurred in removing any ex-tenant's property from the Project; (xxiv) costs associated with the installation, maintenance and removal of any signage associated with the Building identifying the owner or management agent of the Building; (xxv) costs of constructing, installing, operating or maintaining any special service or facility not contemplated by this Lease, such as a retail store, newsstand, broadcasting facility, luncheon club, recreational club, cafeteria or dining facility; (xxvi) acquisition costs, rental costs, and installation costs (as contrasted with the maintenance) of sculptures, paintings, or other objects of art, whether for interior or exterior use; (xxvii) costs, fees, dues, voluntary contributions or similar expenses for political or charitable organizations; (xxviii) fees, costs, disbursements and other expenses incurred in connection with the defense of Landlord's title to or interest in the Project; (xxix) reserves for future improvements, repairs or additions; (xxx) reserves for equipment or capital replacement; (xxxi) collection costs, including legal fees, bad debt losses or rental losses, or reserves for bad debt or rental losses; (xxxii) costs, expenses or compensation, including taxes and benefits, paid to clerks, attendants, concierges or other persons working in or managing commercial concessions operated by Landlord or the Project's manager; (xxxiii) utility services for which any tenant of the Project directly contracts with the utility provider or which is separately metered; (xxxiv) management fees in the aggregate in excess of those provided for in Section 4(b)(2)(I); (xxxv) rents payable under a ground or underlying lease of the Building; (xxxvi) costs of repairs or replacements due to fire, casualty or condemnation; (xxxvii) costs or expenses (including fines, penalties and legal fees) incurred by Landlord due to the violation or alleged violation by Landlord, its employees, agents, representatives or contractors, or other tenants or occupants of the Project, of any terms and conditions of this Lease or of the leases of other tenants of the Project, or of applicable Laws, that would not have been incurred but for such violation; (xxxviii) costs incurred by Landlord resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, representatives or contractors; (xxxix) any interest or penalty charges incurred by Landlord due to late payments by Landlord resulting from Landlord's negligence; (xl) rentals and other related expenses incurred by Landlord in leasing air conditioning systems, elevators or other equipment or systems normally considered to be capital in nature; (xli) consulting costs and expenses incurred by Landlord except to the extent relating to the management or operation of the Project; and (xlii) any costs associated with the improvements required to be made by Landlord pursuant to this Lease, or the initial construction of the Project.

(3)
"Taxes" means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income. Notwithstanding the above, if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof (it being agreed that the so-called "margin tax" codified at §§ 171.0001 et seq. of the Texas Tax Code [as the same may be amended from time to time, the "Margin Tax"] is such a tax and shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement. Landlord agrees to use commercially reasonable efforts to monitor the Project's assessed value and to appeal such assessed valuation when, in Landlord's professional judgment, such appeal is likely to result in a material reduction of the Taxes resulting from such assessed value.
(4)
Tenant shall also pay to Landlord Tenant's Proportionate Share of the cost of all electricity used by the Project ("Electrical Costs"). Such amount shall be payable in monthly installments on the Commencement Date and on the first day of each calendar month thereafter. Each installment shall be based on Landlord's estimate of the amount due for each month. From time to time during any calendar year, Landlord may estimate or re-estimate

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 6

the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations.
(5)
By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Electrical Costs for the previous year, in each case adjusted as provided in Section 4(b)(6), (the "Operating Costs Statement"). If Tenant's estimated payments of Operating Costs or Electrical Costs under this Section 4(b) for the year covered by the Operating Costs Statement exceed Tenant's Proportionate Share of such items as indicated in the Operating Costs Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs or Electrical Costs under this Section 4(b) for such year are less than Tenant's Proportionate Share of such items as indicated in the Operating Costs Statement, then Tenant shall promptly pay Landlord such deficiency.
(6)
With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Costs and Electrical Costs for such period which vary with the occupancy of the Building shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.
5.
Delinquent Payment; Handling Charges. Monthly payments of Rent shall be due on the first day of each calendar month of the Term and shall be considered delinquent if received after the fifth day of such month, regardless of whether Landlord notifies Tenant of such delinquency. All delinquent payments required of Tenant hereunder shall bear interest from the delinquency date (i.e., the sixth day of the calendar month for regular monthly payments of Rent) until paid at the lesser of 12% per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "Default Rate"); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due (e.g., for monthly recurring payments of Rent, by the fifth day of each calendar month), until five days after Landlord delivers notice of such delinquency to Tenant. If any check is tendered by Tenant and not duly honored with good funds, Tenant shall, in addition to any other remedies available to Landlord under this Lease, pay Landlord a "NSF" fee of $75.00, and Landlord may require, by giving notice to Tenant (and in addition to any other rights and remedies accruing pursuant to the terms, provisions or covenants of this Lease) that all future rental payments are to be made on or before the due date by cash, cashier's check, or money order, and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of rental as provided in this Lease. Any acceptance of a monthly rental payment or of a personal or corporate check thereafter by Landlord shall not be construed as a subsequent waiver of said rights, regardless of any notation on said check or any conditions with which Tenant offers such check to Landlord.
6.
Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within 90 days thereafter, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer and the delivery to Tenant of an acknowledgement of the transferee's responsibility for the Security Deposit as provided by Law, Landlord thereafter shall have no further liability for the return of the Security Deposit.

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 7

7.
Landlord's Obligations.
(a)
Services. Landlord shall furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning ("HVAC") as appropriate, at such temperatures and in such amounts as are standard for Comparable Buildings; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; (5) electrical current during normal business hours for equipment whose electrical energy consumption does not exceed normal office usage; and (6) Building-standard suite identification signage and lobby directional signage (the costs of which will be billed directly to Tenant, and not part of general Operating Costs). Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in clause (2) above at any time other than Building Business Hours, then such services shall be supplied to Tenant upon the request of Tenant delivered to Landlord through its designated electronic interface, and Tenant shall pay Landlord's then-prevailing charge for such services within 30 days after Landlord has delivered to Tenant an invoice therefor; provided however that such services will be provided for no hourly charge between 8:00 a.m. and 1:00 p.m. on Saturdays (but will not be provided without a request for such Saturday service). The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. "Building Holidays" shall mean (a) New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, Christmas Eve, Christmas Day, and the Monday following such holiday if the holiday falls on a Sunday, or the Friday preceding such holiday if the holiday falls on a Saturday and (b) other days designated by Landlord, so long as such other days are commonly recognized as holidays by other office buildings in the submarket in which the Project is located.
(b)
Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring voltage or amperage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord's sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises (whose use shall be monitored through installation of a separate meter), and the cost thereof, including the cost of installation, operation, use, and maintenance, in each case, plus an administrative fee of 15% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.
8.
Improvements; Alterations; Repairs; Maintenance.
(a)
Improvements; Alterations. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) exterior appearance of the Building, (3) appearance of the Building's common areas or elevator lobby areas, or (4) provision of services to other occupants of the Building. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws;

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 8

Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. If Tenant requests Landlord to review and coordinate any material alterations to the Premises, Landlord may assess a reasonable construction supervision fee, not to exceed the percentage basis for a similar fee, as provided for in Exhibit D hereto.
(b)
Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer's suggested service programs, all portions of the Premises, Tenant's Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building or another tenant's property caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage and such failure continues for five business days following notice thereof from Landlord to Tenant, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.
(c)
Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord and Landlord's property management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction (and if requested by Landlord, references for the company or person performing such work or supplying such materials), and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in compliance with Landlord's then-applicable rules and regulations for contractors, and in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). Any inspections required to be performed to determine compliance with the Disabilities Acts (as hereinafter defined) in connection with such work must be performed by Landlord's accessibility consultant. All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord's roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof. All cabling installed within the Premises by Tenant shall be in conformance with the standards set for the Building by Landlord at the time of such installation.
(d)
Mechanic's Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic's liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within 10 days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within 10 days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of "owner-contractor," "owner-agent" or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord's interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 9

(including attorneys' fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.
9.
Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to this Lease and/or the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems or subject the Premises to use that would damage the Premises. Abandonment (defined below) or vacation of the Premises or a substantial portion thereof shall be an immediate Event of Default without notice required or a cure period allowed. As used herein, "Abandonment" shall occur upon both of the following: (a) Tenant fails to conduct any business activity in or from the Premises for at least 60 consecutive days (although, transitioning to a largely "work from home" office protocol shall not violate this subpart (a) provided that Tenant informs Landlord of such transition and that one or more of Tenant's employees or representatives are regularly in the Premises to tend to inbound deliveries and generally ensure that the Premises has not fallen into disrepair and generally remains in presentable and tidy condition), and (b) a substantial portion of Tenant's property has been removed from the Premises to the extent that such removal indicates no immediate intent to re-populate the office for the resumption of business therefrom in substantially the same manner as previously conducted. The population density within the Premises as a whole shall at no time exceed one person for each 200 rentable square feet in the Premises. Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after normal business hours, so long as Tenant is not generally conducting business from the Premises after normal business hours. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (i) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the "Disabilities Acts") in the Premises to the extent any such non-compliance was caused by Tenant's actions or alterations and shall be solely responsible for any accommodations or alterations to the Project outside of the Premises required for a Tenant Party if Landlord would not otherwise be required to make the additional accommodation or alteration under generally-applicable provisions of the Disabilities Acts, and (ii) Landlord shall bear the risk of complying with the Disabilities Acts (y) in the Premises as of the Commencement Date, and (z) in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). Any inspections required to be performed to determine compliance with the Disabilities Acts, whether as a result of the initial tenant improvement work or any alterations or additions made by or on behalf of a Tenant Party, must be performed by Landlord's accessibility consultant. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). Tenant shall not use any substantial portion of the Premises for a "call center," any other telemarketing use, or any credit processing use without the prior written consent of Landlord. If, because of a Tenant Party's acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.
10.
Assignment and Subletting.
(a)
Transfers. Except as provided in Section 10(g), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 10(a)(1) through 10(a)(6) being a "Transfer"). Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises; provided, however, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists or if the proposed transferee is an existing tenant or prospective tenant of the Complex.
(b)
Request for Consent. If Tenant requests Landlord's consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 10

proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer. Landlord shall respond to such request within 10 business days following Landlord's receipt of all required information.
(c)
Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.
(d)
Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(d). The provisions of this Section 10(d) shall be self-operative, and no further instrument shall be required to give effect to this provision.
(e)
Cancellation. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.
(f)
Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent of the excess of (i) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (ii) the Rent allocable to the portion of the Premises covered thereby.
(g)
Permitted Transfers. Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord:
(1)
an Affiliate of Tenant;

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 11

(2)
any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the greater of (i) the Tangible Net Worth of Tenant as of the date hereof, or (ii) the Tangible Net Worth of Tenant as of the date of the Permitted Transfer; or
(3)
any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets or equity interests if such entity's Tangible Net Worth after such acquisition is not less than the greater of (A) the Tangible Net Worth of Tenant as of the date hereof, or (B) the Tangible Net Worth of Tenant as of the date of the Permitted Transfer.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, the Complex, Landlord or other tenants of the Building or the Complex. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, and (D) evidence of compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury or any successor entity and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, including the name and address of the Permitted Transferee and any entities and persons who own, control or direct the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

11.
Insurance; Waivers; Subrogation; Indemnity.
(a)
Tenant's Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of the Initial Liability Insurance Amount (identified in the Basic Lease Information) per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require), insuring Tenant as a named insured and Landlord, Landlord's property management company, and, if requested in writing by Landlord, Landlord's Mortgagee, as additional insureds pursuant to an unmodified ISO additional insured form CG 20 11 04 13 (or the then-available, substantially similar, ISO additional insured endorsement) against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant's Off-Premises Equipment, (B) umbrella/excess liability insurance of not less than $1,000,000 each occurrence if Tenant's primary commercial general liability insurance coverage is less than $2,000,000 per occurrence, (C) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord's Mortgagee as additional loss payees as their interests may appear, (D) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant's Off-Premises Equipment), (E) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (F) worker's compensation insurance, and (G) business interruption insurance in an amount

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 12

reasonably acceptable to Landlord. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. The commercial general liability insurance to be maintained by Tenant may have a deductible of no more than $5,000 per occurrence; the property insurance to be maintained by Tenant may have a deductible of no more than $10,000 per occurrence; and all other insurance to be maintained by Tenant shall have no deductible. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least 10 days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. Landlord, Landlord's property management company, and, if requested in writing by Landlord, Landlord's Mortgagee shall be included as additional insureds using ISO form CG 20 26 07 04 or similar on Tenants commercial general liability insurance. All such insurance policies shall be in form, and issued by companies with a Best's rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.
(b)
Landlord's Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building's replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.
(c)
No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business (including any applicable deductibles), or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party. In the event a party is unable to obtain such a waiver, it shall immediately notify the other of this inability. In the absence of such notification, each party shall be deemed to have obtained such waiver of subrogation. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.
(d)
Indemnity. Subject to Section 11(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a "Loss") (1) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant's Off-Premises Equipment. It being agreed that clauses (2) and (3) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 13

attorneys' fees) for any Loss arising from any occurrence in or on the Building's common areas (specifically excluding the Fitness Center [as defined in Exhibit X]) to the extent caused by the negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.
12.
Subordination; Attornment; Notice to Landlord's Mortgagee.
(a)
Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "Mortgage"), or any ground lease, master lease, or primary lease (each, a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "Landlord's Mortgagee"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within 10 days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.
(b)
Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.
(c)
Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.
(d)
Landlord's Mortgagee's Protection Provisions. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.
(e)
Rights of Landlord's Mortgagee Under Assignment of Rents. Upon receipt from Landlord's Mortgagee of notice to the effect that an event of default exists under its Mortgage, Tenant shall, (1) notwithstanding Section 64.055(d) of the Texas Property Code, immediately turn over all Rent that Landlord's Mortgagee is entitled to collect under Section 64.054 of the Texas Property Code; (2) except as expressly set forth in this Lease, not deduct any portion of such Rent for any purpose, notwithstanding any provisions of the Texas Property Code to the contrary; and (3) pay all Rent as it accrues to Landlord's Mortgagee. Additionally, to the maximum extent permitted by applicable Law, Tenant (i) unconditionally waives any right to delay payment of Rent or any right to continue paying Rent to any person other than Landlord's Mortgagee having a first priority lien upon the Building as contemplated by Section 64.056 of the Texas Property Code, and (ii) agrees that notice from Landlord's Mortgagee shall not be required to contain paragraph 8 or the second sentence of paragraph 3 of the statutory

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 14

form of notice set forth in Section 64.056 of the Texas Property Code. To the extent this Lease contains any notice or cure periods, the date that Landlord's Mortgagee begins enforcement of its security interest in the Rent, as contemplated by Chapter 64 of the Texas Property Code, shall not be affected, extended, or otherwise modified by reason of such notice or cure periods.
13.
Rules and Regulations. Tenant shall comply with the rules and regulations of the Project. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant's ability to use the Premises for the Permitted Use and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.
14.
Condemnation.
(a)
Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.
(b)
Partial Taking - Tenant's Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.
(c)
Partial Taking - Landlord's Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).
(d)
Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.
15.
Fire or Other Casualty.
(a)
Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.
(b)
Tenant's Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 270 days after the commencement of repairs (the "Repair Period"), then Tenant may terminate this Lease by delivering notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.
(c)
Landlord's Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord's insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.
(d)
Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 15

fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).
(e)
Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.
16.
Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.
17.
Events of Default. Each of the following occurrences shall be an "Event of Default":
(a)
Payment Default. Tenant's failure to pay Rent within five days after Landlord has delivered notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12-month interval preceding such failure, Landlord has given Tenant notice of failure to pay Rent on one or more occasions;
(b)
Estoppel. Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 25(e) and such failure shall continue for five days after Landlord's second notice thereof to Tenant;
(c)
Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);
(d)
Mechanic's Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);
(e)
Other Defaults. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant notice thereof;
(f)
Insolvency. The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 17(f), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (4) for the reorganization or modification of Tenant's capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof; and
(g)
Failure to Pursue Commencement of Occupancy. The failure of Tenant to respond to a request for approval of plans or bids for Work (if any) pursuant to Exhibit D attached hereto and such failure continues for 10 business days following a second request therefor from Landlord.
18.
Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity (including, without limitation, the rights to enforce specific performance or seek injunctive relief), take any one or more of the following actions:
(a)
Termination of Lease. Terminate this Lease by giving Tenant notice thereof, in which event Tenant shall pay to Landlord the sum of (1) the unamortized Leasing Costs, amortized on a straight-line basis over the applicable

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 16

portion of the Term of this Lease for which such costs were incurred (e.g., in connection with the initial execution of this Lease or in connection with a renewal of the Lease or an expansion of the Premises), but excluding from the period of time over which such Leasing Costs are amortized any periods during which Basic Rent is abated, with such amortization to cease upon the date of termination (less any amounts recovered by Landlord pursuant to Section 18(b)(1)), (2) all Rent accrued hereunder through the date of termination, (3) all amounts due under Section 19(a), and (4) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;
(b)
Termination of Possession. Terminate Tenant's right to possess the Premises without terminating this Lease by giving notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) the unamortized Leasing Costs, amortized in the same manner described in Section 18(a)(1), with such amortization to cease upon the date of termination, (2) all Rent and other amounts accrued hereunder to the date of termination of possession, (3) all amounts due from time to time under Section 19(a), and (4) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, as and when such amounts become due and payable, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. To the extent required by law, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Complex and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);
(c)
Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate;
(d)
Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or
(e)
Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.
19.
Payment by Tenant; Non-Waiver; Cumulative Remedies.
(a)
Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition required by Section 21 of this Lease, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 17

(b)
No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
(c)
Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord's Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees) arising from Tenant's failure to perform its obligations under this Lease.
20.
Landlord's Lien. In addition to any statutory landlord's lien, now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all of Tenant's property situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the "Collateral"), and the Collateral shall not be removed from the Premises or the Project without the prior written consent of Landlord until all obligations of Tenant have been fully performed. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Section 20 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the "UCC"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days' prior notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant's expense at the state and county Uniform Commercial Code filing offices. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 20, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Within 10 days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord's security interest in the Collateral. Notwithstanding the foregoing to the contrary, Landlord agrees that upon request by Tenant, and further provided that no Event of Default is then in existence, Landlord will execute and deliver an agreement to Tenant's supplier or institutional financial source in a form mutually acceptable to both parties, whereby Landlord will subordinate Landlord's lien to the security interest of Tenant's supplier or institutional financial source, subject to the terms and provisions of such separate agreement.
21.
Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord). Notwithstanding the foregoing, Tenant must remove (a) all cabling and wiring from the Premises installed by or for Tenant (whether as part of the Work or otherwise), and (b) any supplemental HVAC units installed by or for Tenant, along with the associated wiring and plumbing, and restore any penetrations to the building to its original condition using vendors required by Landlord to maintain warranties. Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, conduits, and furniture (including Tenant's Off-Premises Equipment) as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 18

considered a strict foreclosure or other exercise of Landlord's rights in respect of any security interest Landlord may hold in such items. The provisions of this Section 21 shall survive the end of the Term.
22.
Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
23.
Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights, to be exercised following reasonable advance notice from Landlord to Tenant (which notice may be verbal):
(a)
Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building, and to grant to anyone the exclusive right to conduct any business or render any service in or to the Building or Project, unless that grant would preclude Tenant’s Permitted Use of the Premises;
(b)
Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time. Without limiting the generality of the immediately preceding sentence, Tenant acknowledges that LANDLORD MAKES NO REPRESENTATION OR WARRANTY REGARDING WHETHER OR NOT LANDLORD WILL PROVIDE SECURITY SERVICES, OR IF SO, WHAT FORM OF SECURITY SERVICES WILL BE PROVIDED;
(c)
Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and
(d)
Prospective Tenants. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.
24.
Intentionally Deleted.
25.
Miscellaneous.
(a)
Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord's obligations hereunder arising from and after the transfer date.
(b)
Landlord's Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. The provisions of this Section shall survive any expiration or termination of this Lease. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 19

(c)
Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.
(d)
Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Tenant's Broker (as identified in the Basic Lease Information), whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.
(e)
Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within 10 business days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing factual certifications and representations as to this Lease relating to the following: (1) whether this Lease is in full force and effect; (2) whether the terms and provisions of this Lease have been amended or supplemented, and if so setting forth such amendments or supplements; (3) the date to which Basic Rent and other charges have been paid; (4) to Tenant's knowledge, whether Tenant has claims against Landlord or any defenses or rights of offset against collection of Rent or other charges; (5) to Tenant's knowledge, whether Landlord is in default under this Lease, and, if a default is claimed, stating the nature of such default; (6) the Commencement Date, the scheduled expiration of the Term and which options to renew the Term of this Lease have been exercised, if any; and (7) such other factually accurate matters pertaining to the terms or subject matter of this Lease as may be reasonably requested.
(f)
Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by electronic mail with the phrase "NOTICE PURSUANT TO LEASE" in the subject line thereof (with a copy of such electronic-mail notice to be sent by one of the other delivery methods within one business day after transmission by electronic mail). All "hard copy" notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof); notices sent by electronic mail shall be effective on the business day of transmission to the proper electronic mail addresses if transmitted before 5:00 p.m. (local time at the Premises) and if sent by another permitted delivery method not later than the next business day immediately following such transmission. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision. If the Basic Lease Information regarding Tenant's notice information is left blank or incomplete, then (i) prior to the Commencement Date, the registered agent address for Tenant shall be an appropriate address for notice, and (ii) from and after the Commencement Date, the Premises shall be an appropriate address for notice.
(g)
Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
(h)
Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means; nor shall the use of the phrase "in writing" or the word "written" be construed to include electronic communications. Nothing in this subsection is intended to affect the effectiveness of notice properly delivered by electronic mail as provided in Section 25(f) above. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.
(i)
Quiet Enjoyment. Provided no Event of Default exists, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 20

(j)
No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.
(k)
No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless both parties execute a copy of this Lease and delivers it to the other party, with no release restrictions as to such signatures.
(l)
Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.
(m)
Waiver of Jury Trial; Counterclaims. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. IT IS FURTHER MUTUALLY AGREED THAT IN THE EVENT LANDLORD COMMENCES ANY PROCEEDING OR ACTION FOR POSSESSION, INCLUDING A SUMMARY PROCEEDING FOR POSSESSION OF THE PREMISES, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING, EXCEPT FOR STATUTORY MANDATORY COUNTERCLAIMS. NOTHING IN THIS SECTION 25(m) IS INTENDED TO DEPRIVE TENANT OF ITS ABILITY TO FILE A SEPARATE ACTION FOR CLAIMS AGAINST LANDLORD THAT ARE NOT MANDATORY COUNTERCLAIMS AS REFERENCED ABOVE.
(n)
Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.
(o)
Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.
(p)
Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.
(q)
Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.
(r)
Financial Reports. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(r) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.
(s)
Landlord's Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 21

reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.
(t)
Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, which shall not be unreasonably withheld (except with respect to Charter Communications, Inc. and its Affiliates, which are not approved providers of Telecommunications Services to the Project). Additionally, Landlord's prior consent must be obtained prior to any digging into the surface of the Project for installation of Telecommunications Services, and all such buried wiring or equipment shall (i) be considered part of Tenant's Off-Premises Equipment, and (ii) removed by Tenant upon the expiration or earlier termination of this Lease (with all landscaping restored to its prior condition). All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Project, applicable Laws and Landlord's policies and practices for the Project, and shall be required, at Landlord's election, to enter into a license agreement with Landlord to confirm and approve items such as, without limitation, the proposed location (and labeling requirements) of wiring, cabling, fiber lines, points of demarcation, entry into the Project, insurance requirements and the like, all at no cost to Landlord. At Landlord's election, a riser manager may be designated to coordinate and establish rules for any such work. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
(u)
Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent; however, Tenant may disclose the terms and conditions of this Lease if required by Law or court order, to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this subsection by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.
(v)
Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.
(w)
Security Service; Tenant's Security System.
(1)
Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to), patrol the Building, Landlord is not providing any security services with respect to the Premises.
(2)
If Tenant installs an electronic card key system within the Premises (a "Premises-Specific Access Control System"), then (i) any Premises-Specific Access Control System shall be installed at Tenant's control and direction and at Tenant's sole expense, (ii) Tenant shall furnish Landlord with a copy of all key codes or access cards for any Premises-Specific Access Control System, (iii) Tenant shall ensure that Landlord shall have access to the Premises at all times, (iv) Tenant shall ensure that any Premises-Specific Access Control System shall comply with all Laws, including all fire safety laws, and (v) in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from, any Premises-Specific Access Control System or the malfunctioning thereof in accordance with Tenant's indemnity contained in Section 11(d) hereof. Sections 8 and 21 of this Lease shall govern the installation, maintenance and Landlord's removal rights with respect to any Premises-Specific Access Control System.

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 22

(3)
Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.
(x)
Hazardous Materials. The term "Hazardous Materials" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25(x), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Notwithstanding Landlord’s indemnity contained in Section 11(d), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25(x). This indemnity provision shall survive termination or expiration of this Lease.
(y)
List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Outline of Premises
Exhibit B - Description of the Land
Exhibit C - Parking
Exhibit D - Tenant Finish-Work
Exhibit E - Renewal Option
Exhibit X - Additional Provisions

(z)
Determination of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent and Tenant's Proportionate Share of Electrical Costs) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.
(aa)
Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.
(bb)
No Construction Contract. Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.
(cc)
Counterparts. This Lease (and amendments to this Lease) may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Lease, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Lease to physically form one document.
(dd)
Waiver of Consumer Rights. Tenant hereby waives all its rights under the Texas Deceptive Trade Practices - Consumer Protection Act, Section 17.41 et seq. of the Texas Business and Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of Tenant's own selection, Tenant voluntarily adopts this waiver.
(ee)
No Implied Termination Right. Under no circumstances may Tenant elect to terminate this Lease on account of any breach of this Lease by Landlord. The preceding sentence is not intended to impair or limit Tenant’s right to pursue an action against Landlord to enforce Landlord’s obligations under this Lease.

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 23

(ff)
Disclaimer of Representations and Warranties. Tenant represents and warrants to Landlord that: none of Landlord, its employees, agents, brokers, or representatives made, and no Tenant Party relied upon, any representation, warranty, or promise, express or implied, with respect to this Lease, the Premises or the Project, except for those specifically expressed in this Lease; Tenant has acquired no rights, easements, or licenses (by implication or otherwise), except for those specifically expressed in this Lease.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 24

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, OR IMPLIED TERMINATION RIGHT, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

Upon the signature of both Landlord and Tenant, this Lease shall be deemed effective on the Effective Date.

LANDLORD:	EPC-CW15, LLC, a Texas limited liability company By: /s/ Brett Johansson Name: Brett Johansson Title: Manager
TENANT:	MASTECH DIGITAL, INC., a Pennsylvania corporation By: /s/ Jennifer Lacey Name: Jennifer Lacey Title: General Counsel and Corporate Secretary

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)	Page 25

EXHIBIT A

OUTLINE OF PREMISES

EXHIBIT A, Outline of Premises	Page A-1

EXHIBIT B

DESCRIPTION OF THE LAND

Tract I (Fee Simple):

DESCRIPTION, of a 9.000 acre tract of land situated in the Nancy Cousy Survey, Abstract No. 318 and the G.W. Laws Survey, Abstract No. 843, Dallas County, Texas and in Blocks 8463 and 8466, Official Block Numbers of the City of Dallas, Texas; said tract being all of those certain tracts of land described in Special Warranty Deeds to CW15 LAND, LTD. recorded in Document No. 202100384317 (hereinafter referred to as CW Tract 1), Document No. 202100384318 (hereinafter referred to as CW Tract 2) and Document No. 202100384319 (hereinafter referred to as CW Tract 3), all in the Official Records of Dallas County, Texas; said 9.000 acre tract being more particularly described as follows:

BEGINNING, at a 1/2-inch iron rod found for corner at the intersection of the southwest right-of-way line of Olympus Boulevard (a variable width right-of-way) and the northwest right-of-way line of Water Mill Road (a 66-foot wide right-of-way); said point being the easternmost corner of said CW Tract 2;

THENCE, South 31 degrees, 41 minutes, 21 seconds West, departing the said southwest line of Olympus Boulevard and along the said northwest line of Water Mill Road and a southeast line of said CW Tract 2, at a distance of 236.49 feet passing the northernmost corner of said CW Tract 1 and an east corner of said CW Tract 2, then continuing along the southeast line of said CW Tract 1, in all a total distance of 561.58 feet to a 5/8-inch iron rod with "PACHECO KOCH" cap set (hereinafter referred to as "IRS") for corner; said point being the southernmost corner of said CW Tract 1 and the easternmost corner of that certain tract of land described in Special Warranty Deed to CW FIRE STATION NO. 58, LTD recorded in Instrument No. 202100031070 in the Official Records of Dallas County, Texas;

THENCE, North 58 degrees, 18 minutes, 24 seconds West, departing the said northwest line of Water Mill Road and along the southwest line of said CW Tract 1 and the northeast line of said CW Fire Station No. 58 tract, at a distance of 15.59 feet passing a west corner of said CW Tract 1, a south corner of said CW Tract 2, the northernmost corner of said CW Fire Station No. 58 tract and the easternmost corner of that certain tract of land described in Special Warranty Deed to CW FIRE STATION NO. 58, LTD recorded in Instrument No. 202100031069, in said Official Records, then continuing along a southwest line of said CW Tract 2 and the northeast line of the last said CW Fire Station No. 58 tract, in all a total distance of 175.50 feet to an IRS for corner; said point being a reentrant corner of said CW Tract 2 and the northernmost corner of the last said CW Fire Station No. 58 tract;

THENCE, South 31 degrees, 41 minutes, 21 seconds West, along a southeast line of said CW Tract 2 and the northwest line of the last said CW Fire Station No. 58 tract, a distance of 285.00 feet to an IRS for corner in a northeast line of that certain tract of land retained by TXU Electric Delivery Company as an electric transmission easement in Special Warranty Deed to TXU Generation Company LP, TXU Mountain Creek Company LP and TXU Electric Delivery Company recorded in Volume 2001248, Page 11540 in the Deed Records of Dallas County, Texas; said point being the southernmost corner of said CW Tract 2 and the westernmost corner of the last said CW Fire Station No. 58 tract;

THENCE, North 58 degrees, 18 minutes, 24 seconds West, along the southernmost southwest line of said CW Tract 2 and the said northeast line of the TXU Electric Delivery Company transmission easement, at a distance of 232.44 feet passing the southernmost west corner of said CW Tract 2 and the southernmost corner of said CW Tract 3, then continuing along the southwest line of said CW Tract 3 and said northeast line of the TXU Electric Delivery Company transmission easement, in all a total distance of 356.76 feet to an IRS for corner; said point being the westernmost corner of said CW Tract 3;

THENCE, North 31 degrees, 41 minutes, 59 seconds East, along the northwest line of said CW Tract 3 and into, over and through part of those certain tracts of land described in Limited General Warranty Deed to Trammell Crow Company No. 43, Ltd. recorded in Instrument No. 200600072663 in the Official Public

Records of Dallas County, Texas, at a distance of 188.48 feet passing the northernmost corner of said CW Tract 3, a west corner of said CW Tract 2, a northeast line of said Trammell Crow Company No. 43, Ltd. tract and a southwest

EXHIBIT B, Description of the LandPage	Page B-1

line of part of those certain tracts of land described in Special Warranty Deed to CW SHORELINE LAND, LTD. ("Shoreline Property") recorded in Instrument No. 201200024638, in said Official Public Records, then continuing along a northwest line of said CW Tract 2 and into, over and through said CW Shoreline Land, Ltd. (Shoreline Property) tract, in all a total distance of 486.73 feet to an IRS for corner; said point being a north corner of said CW Tract 2;

THENCE, continuing over, across and through said CW Shoreline Land Ltd. (Shoreline Property), the following eleven (11) calls:

South 58 degrees, 18 minutes, 01 seconds East, along a northeast line of said CW Tract 2, a distance of 198.02 feet to an IRS for corner; said point being a reentrant corner of said CW Tract 2;

North 31 degrees, 41 minutes, 59 seconds East, along a northwest line of said CW Tract 2, a distance of 146.70 feet to an IRS for corner; said point being a reentrant corner of said CW Tract 2;

North 58 degrees, 18 minutes, 01 seconds West, along a southwest line of said CW Tract 2, a distance of 12.00 feet to an IRS for corner; said point being a west corner of said CW Tract 2;

North 31 degrees, 41 minutes, 59 seconds East, along a northwest line of said CW Tract 2, a distance of 27.57 feet to an IRS for corner; said point being a reentrant corner of said CW Tract 2;

North 58 degrees, 18 minutes, 01 seconds West, along a southwest line of said CW Tract 2, a distance of 164.46 feet to an IRS for corner; said point being a south corner of said CW Tract 2;

North 01 degrees, 41 minutes, 59 seconds East, along a west line of said CW Tract 2, a distance of 23.10 feet to an IRS for corner; said point being a reentrant corner of said CW Tract 2;

North 58 degrees, 18 minutes, 01 seconds West, along a southwest line of said CW Tract 2, a distance of 115.48 feet to an IRS for corner; said point being a south corner of said CW Tract 2;

North 01 degrees, 41 minutes, 59 seconds East, along a west line of said CW Tract 2, a distance of 69.29 feet to an IRS for corner; said point being a reentrant corner of said CW Tract 2;

North 58 degrees, 18 minutes, 01 seconds West, along a southwest line of said CW Tract 2, a distance of 23.10 feet to an IRS for corner; said point being a south corner of said CW Tract 2;

North 01 degrees, 37 minutes, 41 seconds East, along a west line of said CW Tract 2, a distance of 29.89 feet to an IRS for corner; said point being a west corner of said CW Tract 2;

North 31 degrees, 41 minutes, 59 seconds East, along a northwest line of said CW Tract 2, a distance of 79.76 feet to an IRS for corner in the said southwest line of Olympus Boulevard; said point being the northernmost corner of said CW Tract 2;

THENCE, South 58 degrees, 17 minutes, 59 seconds East, along the said southwest line of Olympus Boulevard and the northernmost northeast line of said CW Tract 2, a distance of 710.29 feet to the POINT OF BEGINNING;

CONTAINING, 392,033 square feet or 9.000 acres of land, more or less.

EXHIBIT B, Description of the LandPage	Page B-2

EXHIBIT C

PARKING
1.
Tenant may use up to an aggregate of five unreserved parking spaces per 1,000 rentable square feet in the Premises in the parking facilities associated with the Building (the "Parking Area") subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area at no additional charge during the initial Term. Tenant may use up to three reserved parking spaces in the parking garage. Tenant shall pay to Landlord, contemporaneously with the payment of Basic Rent, parking rent (plus all applicable taxes) for such reserved garage parking spaces in the amount of $75.00 per month per each reserved parking space. Notwithstanding the foregoing, Tenant's obligation to pay the above rates for such reserved parking spaces shall be conditionally abated during the Abatement Period. Commencing with the first day after the Abatement Period, Tenant shall pay the above rates for such parking spaces. Landlord will not unreasonably withhold consent to requests from Tenant from time-to-time to convert additional spaces from unreserved to reserved, provided that such reserved spaces are available at such time(s).
2.
Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including any key-card, sticker, or other identification or entrance systems and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.
3.
Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, "first-come, first-served" basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.
4.
There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.
5.
All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

EXHIBIT C, Parking	Page C-1

EXHIBIT D

TENANT FINISH-WORK: LANDLORD BUILDS TO PLANS
1.
Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in its "AS-IS" condition on the date that this Lease is entered into.
2.
Space Plans. On or before the execution of this Lease, Tenant has delivered to Landlord a space plan depicting improvements to be installed in the Premises, which plans were prepared by idGROUP (the "Architect") bearing project number 665-013 dated January 23, 2026 and attached hereto as Exhibit D-1 (the "Space Plans"), which Space Plans are hereby approved by Landlord and Tenant. Additionally, Landlord and Tenant have approved the detailed scope of work for improvements to be constructed in the Premises attached hereto as Exhibit D-2 (the "Scope").
3.
Construction Drawings.

(a) Preparation and Delivery. On or before the date which is 30 days following the date on which this Lease is fully executed by both Landlord and Tenant, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).

(b) Approval Process. Tenant shall notify Landlord whether it approves of the submitted working drawings within three business days after Landlord's submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant's objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within one business day after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within three business days (or, in the case of resubmitted working drawings, within one business day) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant's unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below). If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 15th business day after the delivery of the initial draft thereof to Tenant, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

(c) Landlord's Approval; Performance of Work. If any of Tenant's proposed construction work will affect the Building's Structure or the Building's Systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building's common areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "Construction Drawings" means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" means all improvements to be constructed by Landlord in accordance with and as indicated on the Construction Drawings. Landlord's approval of the Construction Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord's request, sign the Construction Drawings to evidence its review and approval thereof. After the Construction Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Construction Drawings, using contractors and subcontractors selected by Landlord.

4.
Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building's common areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord

EXHIBIT D, Tenant Finish-Work	Page D-1

may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural "as-built" plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes.
5.
Definitions. As used herein, a "Tenant Delay Day" means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Construction Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans or Construction Drawings, (c) because Tenant fails to attend any meeting with Landlord, the architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Construction Drawings, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (e) because a Tenant Party otherwise delays completion of the Work. As used herein, "Substantial Completion," "Substantially Completed" and any derivations thereof mean the Work in the Premises is substantially completed (as evidenced by a certificate of occupancy, which may be temporary in nature, subject to a list of outstanding minor items to complete, which Landlord will diligently pursue) in substantial accordance with the Construction Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.
6.
Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.
7.
Costs. Landlord shall bear the entire cost of performing the Work depicted on the Space Plans and the Scope initially submitted to and approved by Landlord. Tenant shall bear the entire additional costs incurred by Landlord in performing the Work because of any event specified in clause 5(a), 5(b), 5(c), 5(d) or 5(e) of this Exhibit. Tenant shall pay Landlord an amount equal to 50% of the estimated additional costs of any change to the Space Plans or the Construction Drawings at the time of such change; Tenant shall pay to Landlord the remaining portion of additional costs incurred in performing the Work because of an event specified in clauses 5(a), 5(b), 5(c), 5(d) or 5(e) of this Exhibit upon Substantial Completion of the Work. In consideration for Landlord's management and supervision for services performed in connection with clauses 5(a), 5(b), 5(c), 5(d) or 5(e), Tenant shall pay to Landlord a construction management fee equal to five percent of the additional costs specified in this Section 7.
8.
Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as identified in the Basic Lease Information, provided that either party may change its representative upon notice to the other.
9.
Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT D, Tenant Finish-Work	Page D-2

EXHIBIT D-1

SPACE PLANS

*mw tower
*mw tower
*dw
*ice
*ref
*ref
BREAK
10'-0" X 29'-0"
OFFICE
9'-6" X 12'-9"
OFFICE
9'-9" X 12'-9"
OFFICE
9'-3" X 12'-9"
CONFERENCE
27'-3" X 15'-0"
*tv
*tv
OFFICE
20'-0" X 15'-0"
OPEN OFFICE
14'-0" X 11'-9"
OPEN OFFICE
63'-0" X 27'-6" ±
OFFICE
14'-0" X 10'-0"
OFFICE
14'-0" X 10'-0"
*copier
OFFICE
9'-9" X 10'-9"
OFFICE
9'-0" X 13'-6"
OPEN OFFICE
25'-3" X 7'-3"
*logo wall/feature
*logo wall/feature
STOR.
11'-9" X 12'-9"
IT
11'-9" X 7'-6"
ENTRY
18'-6" X 16'-0"
*tv
CONFERENCE
20'-6" X 16'-0"

Existing Wall	
New Wall	

* NOT FOR CONSTRUCTION
* ROOM SIZES ARE APPROXIMATE
* APPLIANCES AND EQUIPMENT SHOWN ARE FOR GRAPHIC PURPOSES ONLY
* TENANT TO CONFIRM FURNITURE WILL FIT WITHIN PROPOSED PLAN
* PLAN PROVIDED FOR GRAPHIC PURPOSES ONLY
* THE idGROUP HAS NOT FIELD VERIFIED FLOOR
* PLAN PENDING CITY APPROVAL

SUITE 560

KEYPLAN - 5TH FLOOR

BILLINGSLEY COMPANY

CYPRESS WATERS

3300 OLYMPUS BLVD. DALLAS, TX 75019

SPACE PLAN #1.1 SUITE # 560 5,895 RSF 01-23-2026

idGROUP

© 2026 The idGROUP, LLC

PROJECT NO: 665-013
DRAWN BY: BH

EXHIBIT D, Tenant Finish-Work	Page D-3

EXHIBIT D-2

SCOPE OF WORK

Project Scope


Existing tenants in adjacent spaces (beside and below). Normal working hours 7 AM to 7 PM (M-F) except for noisy work which must be performed after hours. Overtime weekday and weekends as required to meet schedule but are not anticipated.

Architectural and Engineered plans, associated plan reviews, ADA reviews, asbestos reviews, permits are included in this scope and will be part of Landlord expense.

Asbestos survey and Energy compliance for permit by Landlord.

Substantial completion date TBD.

Keying by A-1 Locksmiths under GC contract

Install new VRF HVAC system.

HVAC Test and Balance and Testing under GC Contract by Landlord

All finishes within the Tenant space to match bldg. standards and high quality.

Demolition


Only demolition required will be at corridor wall to accommodate reception door and walls.

Drywall/Acoustical


New Drywall Interior Partition – 14’-0” height to deck, 2 1/2“x22 ga stl studs @ 24” o.c. w/ 5/8” gypsum board each side as shown on plan.

Add two new corridor door openings at main entry and new door at back exit to corridor.

Add new interior opening for doors to offices, conference, break room and server room.

Doors/Frames/Hardware


Bldg standard wood single door at corridor and storage data room.

Specifications for wood doors and hardware:

Door Frames: RACO “Classic Prestige”, or Alumax “Falcon”, or Wilson Partitions “Projected Profile”. Clear aluminum.

Doors: Stained veneer, slip matched, stained finish to match existing.

Mortise Sets: Sargent 8100 Series, LNH Lever Trim

US26, Polished Chrome

Hinges: Hager, McKinney, or Stanley

4 ½” x 4 ½”, 5-Knuckle, non-removable pin at corridors

4 ½” x 4 ½”, 5-Knuckle, non-rising pin at corridors

US26, Polished Chrome

Closer: Yale to match existing

Stops: Floor or wall mounted stops in polished or satin stainless steel.

Glass and Glazing


All new offices to have glass fronts and glass doors.

Entry door to be single Herculite full height glass assembly.

Paint & Wallcovering


All walls to have light textures and standard eggshell finish paint. Colors to be determined in building standard paint.

EXHIBIT D, Tenant Finish-Work	Page D-4

Flooring


Install new carpet tile throughout office space as selected.

Install new flooring in Break Room and Electrical Room – Standard LVT with rubber base.

Install new Porcelain tile in entry as selected as selected.

Millwork


New millwork building standard and to be provided and installed at Break work room. Finishes to be determined. Standard upper and lower plastic laminate cabinets with solid surface top in a building standard material.

Blinds


Install new roller mechoshades per building standard.

Fire Protection


Modify building fire sprinkler drops to accommodate the lease plan.

Plumbing- Kitchen Equipment


Ensure all new plumbing fixtures at sink.

Landlord to provide and install dishwasher and sink.

All other Appliances including but not limited to Refrigerator, microwave and icemaker to be provided by Tenant, installed by Contractor.

HVAC


Modify existing HVAC system. Install or relocate T stats as needed due to new construction.

Electrical


Install new building standard LED light fixtures as needed due to new office construction.

Place all light fixture control for lights within new demised space on switches within the space.

New Server/Data electrical needs will be coordinated with Tenant.

Life Safety/Fire Alarm


Life safety and Smoke detectors furnished and installed per building code requirements. Access control devices connected to building fire alarm system per building code requirements

Scope Exclusions

(1)
Data and communications contracts with providers and wiring and wall terminating devices, equipment, labor and installation is by Tenant.
(2)
Procurement and Installation of furniture by Tenant.
(3)
Procurement of additional Security beyond keyed access by Tenant.
(4)
Procurement of Audio/Visual equipment and installation by Tenant.
(5)
Procurement of Sound masking by Tenant.

Additional Appliances to be provided by Tenant.

EXHIBIT D, Tenant Finish-Work	Page D-5

EXHIBIT E

RENEWAL OPTION

(1)
Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease as to the entire Premises for one additional period of five years, by delivering notice of the exercise thereof to Landlord not earlier than 15 months nor later than 12 months before the expiration of the Term. The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the "Prevailing Rental Rate"), at the commencement of such extended Term, for new leases or renewals of comparable space (equivalent in quality, size, utility and location) in Comparable Buildings, taking into account any tenant improvement allowances, brokerage commissions, rent abatements, parking and other concessions being offered, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within 30 days after receipt of Tenant's notice to renew, Landlord shall deliver to Tenant notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within 10 days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:
(a)
Basic Rent shall be adjusted to the Prevailing Rental Rate, with market-based annual increases on each anniversary of the first day of the extended Term;
(b)
Tenant shall have no further renewal option except as expressly set forth in this Exhibit E or unless expressly granted by Landlord in writing; and
(c)
Tenant shall pay for the reserved parking spaces which it is entitled to use at the rates from time to time charged to patrons of the parking area associated with the Building during the extended Term (plus applicable taxes).
(2)
If Tenant rejects Landlord's determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant's rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease (excluding Permitted Transfers), (c) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof, or (d) Landlord determines, in its reasonable discretion, that Tenant's financial condition or creditworthiness has materially deteriorated since the date of this Lease such that Tenant's ability to meet the financial obligations associated with an extension of this Lease is questionable.

EXHIBIT E, Renewal Option	Page E-1

EXHIBIT X

ADDITIONAL PROVISIONS

For clarity of cross-referencing, this Exhibit X continues the section numbering from the body of the Lease. By way of example, Section 26 below can either be referred to as "Section 26 of the Lease" or "Section 26 of Exhibit X".

26.
Abated Rent. Basic Rent shall be conditionally abated during the Abatement Period, as defined in the Basic Lease Information. Commencing with the day after the Abatement Period, Tenant shall make Basic Rent payments as otherwise provided in this Lease. Notwithstanding such abatement of Basic Rent, (a) all other sums due under this Lease, including Additional Rent and Tenant's Proportionate Share of Electrical Costs, shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor. The abatement of Basic Rent provided for in this Section is conditioned upon Tenant's full and timely performance of all of its obligations under this Lease. If at any time during the Term an Event of Default by Tenant occurs, then the abatement of Basic Rent provided for in this Section shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Basic Rent herein abated.
27.
Operating Costs Cap. For purposes of calculating Additional Rent under Section 4(b), the maximum increase in the amount of Controllable Operating Costs (defined below) that may be included in calculating such Additional Rent for each calendar year after the first full calendar year of the Term (the "Cap Baseline Year") shall be limited to 6% per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable Operating Costs that may be included in the calculation of such Additional Rent for each calendar year after the Cap Baseline Year shall equal the product of the Cap Baseline Year's Controllable Operating Costs and the following percentages for the following calendar years: 106% for the first calendar year after the Cap Baseline Year; 112.36% for the second calendar year after the Cap Baseline Year; etc. However, any increases in Operating Costs not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Term (subject to the foregoing limitation) to the extent necessary until fully recouped by Landlord. "Controllable Operating Costs" means all Operating Costs which are within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, snow removal costs and other costs relating to severe weather (including unusual landscape maintenance costs, such as those resulting from infestation, storms, drought and other severe weather), costs incurred to comply with governmental requirements, management fees, and increased costs due to union or other collective bargaining negotiations, and other costs beyond the reasonable control of Landlord.
28.
Tenant's Cancellation Right. Provided that Tenant has not leased additional space in the Building and provided no Event of Default exists when Tenant delivers the cancellation notice or on the cancellation date, Tenant may cancel this Lease effective as of the last day of the 36th Lease Month by delivering to Landlord not later than the first day of the 29th Lease Month written notice thereof (the "Cancellation Notice"). Within 30 days of Landlord's receipt of the Cancellation Notice, Landlord shall deliver to Tenant notice of its determination of the Cancellation Fee (defined below) (the "Cancellation Fee Notice"), which shall confirm the effective date of such cancellation (provided that all requirements are met). The "Cancellation Fee" shall equal the sum of (a) the amount equivalent to the gross Rent payable for Lease Months 37 through 42 (inclusive), and (b) the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (i) an original principal balance equal to the Leasing Costs, (ii) an interest rate of 9% per annum, (iii) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the Term after the Abatement Period and ending on the first day of the last scheduled month of the Term (assuming the Lease had not been terminated), and (iv) all payments were made before the cancellation date. As a condition to the effectiveness of Tenant's cancellation right, Tenant shall pay to Landlord prior to the cancellation date any past-due amounts then outstanding under the Lease. Tenant shall pay to Landlord the Cancellation Fee not later than the later to occur of (i) the 10th day after Landlord delivers the Cancellation Fee Notice, or (ii) the 40th day after Tenant's timely delivery of the Cancellation Notice. Failure to pay the Cancellation Fee timely will automatically nullify Tenant's Cancellation Notice and render the cancellation option provided herein null and void. If Tenant fails timely to deliver the Cancellation Notice or is otherwise unable to exercise this cancellation option, then Tenant's right to cancel this Lease under this Section shall expire; time being of the essence with respect thereto.
29.
Suite and Lobby Signage. Landlord, at Tenant's cost and expense, shall provide exterior suite and directory signage to Tenant and Tenant shall not place any additional signage outside the Premises without the approval of Landlord.
30.
Complex Amenities. Landlord, or an Affiliate of Landlord, shall construct, equip, and maintain during the Term a conference center facility and fitness center (the "Fitness Center") in the Complex for the shared use of tenants (collectively, the "Common Amenities"). The Fitness Center shall be available without additional charges to users or per visit, although the costs to operate the Fitness Center are recouped through Operating Costs and the costs to operate the Complex

EXHIBIT X, Additional Provisions	Page X-1

amenities generally may be factored into Operating Costs through the calculation of rentable square footage. Usage of the conference center facility shall be subject to Landlord's then-current usage rates therefor. Tenant acknowledges and agrees that Landlord or its Affiliates may relocate the Common Amenities from their current location(s), so long as the Common Amenities remain within the boundaries of the Complex. Tenant shall adhere to reasonable rules and processes instituted for tenants to share Common Amenities. Tenant acknowledges and agrees that (a) users of the Fitness Center may be required to execute a waiver of liability form prior to using such facility; and (b) the continuation of the Common Amenities may be excluded from a successor landlord's commitment to Tenant following any foreclosure by a Landlord's Mortgagee (including, without limitation, as part of any subordination, non-disturbance, and attornment agreement with any Landlord's Mortgagee). Additionally, the Common Amenities may be discontinued if (i) Landlord or Landlord's Affiliates determine in their reasonable discretion that such service(s) are no longer practical, as compared to competing mixed-use complexes in the area in which the Complex is situated, or (ii) the building in which such Common Amenity is located is owned by an entity that is no longer an Affiliate of Landlord.
31.
Fitness Center Provisions. Tenant acknowledges that its employees' use of the Fitness Center is completely at each employee's own risk, and that use of the Fitness Center shall be "AS IS, WHERE IS" condition and "with all faults", and without any representation or warranty, expressed or implied, on the part of the owner of the building in which the Fitness Center is located (the "Fitness Center Owner"), Landlord or Fitness Center Owner's property manager, or any other person or entity, concerning the condition of the Fitness Center, or any other matter whatsoever, whether related or unrelated. Without limiting the preceding sentence, Tenant also acknowledges and agrees that none of Fitness Center Owner, Landlord, or Fitness Center Owner's property manager, nor any other person or entity, shall provide or be obligated to provide any personnel or equipment to assist, supervise, advise, manage or in any way control or oversee the Fitness Center or the users of the Fitness Center, nor to supervise or to provide security for users of the Fitness Center or any of their property (whether in or about the Fitness Center or whether during business or non-business hours). In the event any monitoring or supervision shall be provided, Tenant acknowledges and agrees that such monitoring or supervision shall be at the sole discretion, and for the sole benefit, of Fitness Center Owner, Landlord and Fitness Center Owner's property manager, and not for Tenant's protection or other benefit. Without limiting or being limited to the foregoing, Tenant also acknowledges and agrees that in the event Fitness Center Owner or Fitness Center Owner's property manager shall elect to install a security camera or "assistance" button, such devices may not be efficacious, and may not be maintained in an operational condition, and may be monitored only occasionally. Tenant agrees to indemnify, defend and hold harmless Fitness Center Owner, Landlord and Fitness Center Owner's property manager and their respective representatives and agents (the "Released Persons") from and against any and all claims, demands, actions or suits made or brought against the Released Persons to the extent arising from or relating to, whether directly or indirectly, a Tenant Party's use of the Fitness Center (including without limitation claims against the Released Persons for personal injury, death, property loss, damage or theft incurred by a Tenant Party by reason of such use), INCLUDING BY REASON OF THE CLAIMED NEGLIGENCE, ACTS OR OMISSIONS OR STRICT LIABILITY OF THE RELEASED PERSONS. As used herein, the term "Released Persons" shall specifically include any successor owner of the Fitness Center (including, without limitation, a successor owner of the building in which the Fitness Center is located at the time this Agreement is executed and any owner of another building in the Complex to which the Fitness Center may be relocated).
32.
Texas Senate Bill 17. Tenant acknowledges that Texas Senate Bill 17 became effective as of September 1, 2025, and remained in place as of the Effective Date. Such legislation prohibits certain individuals and entities (including, without limitation, entities headquartered in or controlled by parties or individuals in China, Russia, Iran, or North Korea; entities owned, directly or indirectly, by "affected persons"; and entities designated as national security threats by the Governor) from acquiring an interest in real property in Texas. Tenant represents and warrants to Landlord that (a) Tenant is familiar with the specific requirements of Texas Senate Bill 17, and (b) neither Tenant nor its equity owners are barred under Texas Senate Bill 17 from entering into this Lease (or from acquiring an interest in real property). It is Landlord's intention to fully comply with all Laws, which, as of the Effective Date, includes Senate Bill 17. Accordingly, Tenant agrees that should Tenant (or its equity owners) be implicated by the restrictions contained therein, and as a result Landlord in good faith believes that this Lease violates Senate Bill 17, an immediate Event of Default shall occur.
33.
Landlord's Default. Except as provided below in this Section, and except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, Tenant's exclusive remedy for Landlord's failure to perform its obligations under this Lease following the Commencement Date shall be limited to damages, injunctive relief, or specific performance; in each case, Landlord's liability or obligations with respect to any such remedy shall be limited as provided in Section 25(b). Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder following the Commencement Date and such failure continues for 30 days after Tenant delivers to Landlord written notice specifying such failure; however, Landlord shall use all reasonable efforts to commence such cure as soon as reasonably practicable following Tenant's written notification and if such failure cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period and thereafter diligently pursues the curing thereof to

EXHIBIT X, Additional Provisions	Page X-2

completion, then Landlord shall not be in default hereunder or liable for damages therefor. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Except for circumstances in which the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, if following the Commencement Date Landlord fails to perform its obligations within the time periods specified in the previous sentences of this Section, and such failure materially adversely affects Tenant's use of the Premises, then Tenant may perform such obligations and Landlord shall reimburse Tenant all actual third-party, out-of-pocket costs incurred by Tenant in connection with performing such obligations (other than those which would constitute an Operating Cost had Landlord performed such work, in which case, Landlord shall not be obligated to reimburse Tenant for the pro rata cost thereof) within 30 days after Tenant delivers to Landlord written demand therefor, accompanied by invoices substantiating Tenant's claim. Tenant's right to perform the work under this Section is subject to the following conditions: all such work shall be performed in a good and workmanlike manner, in accordance with all applicable Laws, and in a manner so as not to affect any existing warranties with respect to the Building's Structure or Building's Systems; all such work shall be performed in a manner so as not to alter any portion of the Building's Structure or Building's Systems (except for necessary alterations required to comply with all applicable Laws), unless Landlord otherwise consents thereto (if such work would alter any portion of the Building's Structure or Building's Systems, all such work shall be performed in accordance with plans and specifications approved by Landlord [which approval shall not be unreasonably withheld], whose approval shall be deemed given if Landlord fails to disapprove any submitted plans and specifications within five business days after their submission to Landlord); all such work shall be performed by contractors which maintain commercial liability insurance on an occurrence basis in an amount not less than $3,000,000 per occurrence naming Landlord and each Landlord's Mortgagee as an additional insured; and Tenant delivers to Landlord "as-built" plans of the work performed by Tenant.
34.
Tenant Inspection Right. Provided no Event of Default then exists, after receiving an annual Operating Costs and Tax Statement and giving Landlord 30-days' prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Operating Costs and Taxes for the period of time covered by such Operating Costs and Tax Statement in accordance with the following provisions. If Tenant fails to object to the calculation of Operating Costs and Taxes on an annual Operating Costs and Tax Statement within 30 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within 90 days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Costs and Taxes for the year in question and the calculation of Operating Costs and Taxes set forth on such statement shall be final. Tenant's audit or inspection shall be conducted where Landlord maintains its books and records, shall not unreasonably interfere with the conduct of Landlord's business, and shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, including $150 per hour of Landlord's or the building manager's employee time devoted to such inspection or audit to reimburse Landlord for its overhead costs allocable to the inspection or audit, unless the total Operating Costs and Taxes for the period in question is determined to be in error by more than 6% in the aggregate, and, as a result thereof, Tenant paid to Landlord more than the actual Operating Costs and Taxes due for such period, in which case Landlord shall pay the audit cost (not to exceed the amount Tenant was overcharged for the period in question). Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. Tenant or the accounting firm conducting such audit shall, at no charge to Landlord, submit its audit report in draft form to Landlord for Landlord's review and comment before the final approved audit report is submitted to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. If such inspection or audit reveals that an error was made in the Operating Costs or Taxes previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. If the audit determines an expense or cost should not be included in Operating Costs or Taxes, an adjustment shall be made to both the year subject to the inspection or audit and the Cap Baseline Year so costs and expenses for each year are consistently applied. Provided Landlord's accounting for Operating Costs and Taxes is consistent with the terms of this Lease, Landlord's good faith and commercially reasonable judgment regarding the proper interpretation of this Lease and the proper accounting for Operating Costs and Taxes shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (1) reasonably acceptable to Landlord, (2) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (3) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Nothing in this Section shall be construed to limit, suspend or abate Tenant's obligation to pay Rent when due, including Additional Rent.

EXHIBIT X, Additional Provisions	Page X-3